Exhibit 99.1

VBI Vaccines Partner Brii Biosciences Announces Topline Interim Results of Phase 2 Study Evaluating BRII-179 (VBI-2601) in Combination With PEG-IFNα for the Treatment of Chronic Hepatitis B

●	BRII-179 (VBI-2601) as an add-on therapy to standard of care PEG-IFNα increases HBsAg loss rate at the end of treatment and 12 weeks follow up
●	Significantly increased seroconversion rate is strongly associated with BRII-179 (VBI-2601) treatment and correlates with the increased rate of HBsAg loss
●	Safety findings are similar to those of PEG-IFNα and BRII-179 (VBI-2601) as previously reported

CAMBRIDGE, Mass. (September 6, 2023) – VBI Vaccines Inc. (Nasdaq: VBIV) (“VBI” or the “Company”) today announced that its strategic hepatitis B (HBV) partner, Brii Biosciences (Brii Bio) (Stock code: 2137.HK), announced topline cohort-level unblinded Week 36 data from interim analysis of a randomized, placebo-controlled and double-blinded Phase 2 study of BRII-179 (VBI-2601), a first-in-class Pre-S1/Pre-S2/S therapeutic vaccine, in combination treatment with pegylated interferon-alpha (PEG-IFNα) in chronic hepatitis B virus (HBV) patients compared with PEG-IFNα only treatment. VBI and Brii Bio reported in previous studies that BRII-179 (VBI-2601) induced broad antibody and T-cell responses against Pre-S1, Pre-S2, and S epitopes in HBV patients. Brii Bio’s detailed press release can be found here: https://www.briibio.com/en/media/press-release/20230906/.

“We share Brii Bio’s excitement about this data and congratulate them on their continued ability to move quickly and execute clinical programs as they seek to deliver higher hepatitis B functional cure rates,” said Jeff Baxter, President and CEO of VBI. “Brii Bio’s ongoing commitment, investments, and partnerships in this field continue to reinforce the strategic potential of our partnership and we look forward to seeing further data from this study and future studies of this first-in-class immunotherapeutic candidate.”

In July 2023, VBI and Brii Bio announced an expansion of their HBV partnership to include an exclusive global license to develop and commercialize BRII-179 (VBI-2601), and an exclusive license to develop and commercialize PreHevbri®, VBI’s prophylactic 3-antigen adult HBV vaccine, in the Asia Pacific region, excluding Japan.

About BRII-179 (VBI-2601) + PEG-IFNα Combination Study

The Phase 2 study is a multicenter, randomized, double-blind, placebo-controlled, parallel study designed to evaluate the safety and efficacy of BRII-179 (VBI-2601) as an add-on therapy to PEG-IFNα and NrtI therapy for the treatment of chronic HBV infection. This study enrolled adult HBV patients in mainland China who had received 24 to 28 doses of PEG-IFNα per treatment guideline, at least 12 months of NrtI therapy, and met a pre-defined criteria for partial response. Subjects were randomized 1:1 to receive BRII-179 (VBI-2601) or placebo every three weeks for a total of 7 doses over 18 weeks while continuing PEG-IFNα treatment for 48 weeks. Subjects who met Nrtl discontinuation criteria would stop Nrtl treatment and would be followed up for additional 48 weeks.

About BRII-179 (VBI-2601)

BRII-179 (VBI-2601) is a novel recombinant, protein-based HBV immunotherapeutic candidate that builds upon the 3-antigen conformation of VBI’s prophylactic 3-antigen HBV vaccine candidate and is designed to target enhanced and broad B-cell and T-cell immunity. BRII-179 (VBI-2601) has been licensed to Brii Biosciences (Brii Bio) under an exclusive global development and licensing agreement. BRII-179 (VBI-2601) is currently being investigated in two Phase 2 clinical trials in combination with BRII-835 (VIR-2218) and PEG-IFNα as part of a potential functional cure regimen for the treatment of chronic HBV infection.

About PreHevbri®

PreHevbri is the only 3-antigen hepatitis B vaccine, comprised of the three hepatitis B surface antigens of the hepatitis B virus – Pre-S1, Pre-S2, and S. It is approved for use in the United States, European Union/European Economic Area, United Kingdom, Canada, and Israel. The brand names for this vaccine are: PreHevbrio® (US/Canada), PreHevbri® (EU/EEA/UK), and Sci-B-Vac® (Israel).

Please visit www.PreHevbrio.com for U.S. Important Safety Information for PreHevbrio® [Hepatitis B Vaccine (Recombinant)], or please see U.S. Full Prescribing Information.

U.S. Indication

PreHevbrio is indicated for prevention of infection caused by all known subtypes of hepatitis B virus. PreHevbrio is approved for use in adults 18 years of age and older.

U.S. Important Safety Information (ISI)

Do not administer PreHevbrio to individuals with a history of severe allergic reaction (e.g. anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of PreHevbrio.

Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of PreHevbrio.

Immunocompromised persons, including those on immunosuppressant therapy, may have a diminished immune response to PreHevbrio.

PreHevbrio may not prevent hepatitis B infection, which has a long incubation period, in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.

The most common side effects (> 10%) in adults age 18-44, adults age 45-64, and adults age 65+ were pain and tenderness at the injection site, myalgia, fatigue, and headache.

There is a pregnancy exposure registry that monitors pregnancy outcomes in women who received PreHevbrio during pregnancy. Women who receive PreHevbrio during pregnancy are encouraged to contact 1-888-421-8808 (toll-free).

To report SUSPECTED ADVERSE REACTIONS, contact VBI Vaccines at 1-888-421-8808 (toll-free) or VAERS at 1-800-822-7967 or www.vaers.hhs.gov.

Please see Full Prescribing Information.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such forward-looking statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the COVID-19 pandemic and the continuing effects of the COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 13, 2023, and filed with the Canadian security authorities at sedar.com on March 13, 2023, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com